Exhibit 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended June 30, 2019 and 2018, March 31, 2019 and 2018
and the Six-Month Periods Ended June 30, 2019 and 2018

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2019
Composite Materials	$323.7	$79.6	$80.7	$484.0
Engineered Products	92.8	32.2	—	125.0
Total	$416.5	$111.8	$80.7	$609.0
	68%	18%	14%	100%

First Quarter 2019
Composite Materials	$323.4	$77.7	$86.6	$487.7
Engineered Products	92.1	30.1	—	122.2
Total	$415.5	$107.8	$86.6	$609.9
	68%	18%	14%	100%

Second Quarter 2018
Composite Materials	$300.6	$73.2	$72.0	$445.8
Engineered Products	83.2	18.5	—	101.7
Total	$383.8	$91.7	$72.0	$547.5
	70%	17%	13%	100%

First Quarter 2018
Composite Materials	$303.2	$74.1	$67.3	$444.6
Engineered Products	79.5	16.0	—	95.5
Total	$382.7	$90.1	$67.3	$540.1
	71%	17%	12%	100%

Year to date June 30, 2019
Composite Materials	$647.1	$157.3	$167.3	$971.7
Engineered Products	184.9	62.3	—	247.2
Total	$832.0	$219.6	$167.3	$1,218.9
	68%	18%	14%	100%

Year to date June 30, 2018
Composite Materials	$603.8	$147.3	$139.3	$890.4
Engineered Products	162.7	34.5	—	197.2
Total	$766.5	$181.8	$139.3	$1,087.6
	70%	17%	13%	100%